Exhibit 26 (g) iii. a. 3.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III / Strategic Life 14-2009 (added 1/1/09)

This Amendment is effective beginning August 1, 2008. The applicable sections of the above-referenced Agreement are hereby changed as follows clarifying premium rates.

1.	Schedule E – Reinsurance Premium Rates:

Schedule E is hereby replaced with the attached Schedule E – Reinsurance Premium Rates (pages 3-4).

2.	2001 VBT Sex and Smoker Distinct Select and Ultimate Table: This table is hereby replaced with the attached 2001 VBT Sex and Smoker Distinct Select and Ultimate Table (pages 5-20).

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/12/11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/12/11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/12/11
Peter G. Ferris
Second Vice President & Actuary

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Premium Rates Eff 8/1/08

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	10/10/2011
Print name: Julie A. Decker
Title: VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Patricia Peters	Date:	10/10/2011
Print name: Patricia Peters
Title VP & Actuary

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SCHEDULE E: REINSURANCE PREMIUM RATES

Premiums for Standard Risks (Currency – U.S. Dollars)

The premium rates             :

Single Life Five-Class Males and Females:

Issue Ages

Risk Class

[tables deleted]

The premium shall be             .

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SCHEDULE E: REINSURANCE PREMIUM RATES

(Continued)

Premium Rates for Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in the section titled Premiums for Standard Risks increased by         % per table. (For example, the premium rate for a Table 4, or D, risk would be         % of the standard premium rate).

Premium Rates for Risks with Flat Extras

For a risk assigned a flat extra premium, the reinsurance premium rates per thousand of net amount at risk shall be the premium rates for the appropriate risk class specified above in Premiums for Standard Risks increased by the following percentages of the flat extra premiums applicable to the initial face amount reinsured:

(1)	% of the first policy year and % for renewal years if the extra premium is payable for more than five (5) years;

(2)	% for all policy years if the extra premium is payable for five (5) years or less.

Policy Fees: No policy fees shall be paid under this Agreement.

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

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Male Smoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

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Male Smoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

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Male Smoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

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Male Smoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

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Female Non Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

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Female Non Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

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Female Non Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

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Female Non Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

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Female Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

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Female Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

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Female Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

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Female Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

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AMENDMENT

to the

AUTOMATIC YRT AGREEMENT Effective August 1, 2008

(Variable Universal Life III)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY,

Springfield, Massachusetts

(hereinafter called the “Ceding Company”)

and

RGA REINSURANCE COMPANY,

Chesterfield, Missouri

(hereinafter called the “Reinsurer”)

This Amendment is Effective February 28, 2011

I.	REVISED AUTOMATIC BINDING LIMIT

As of the effective date of this Amendment, Schedule B, Reinsurance Limits is hereby revised to show that the Ceding Company agrees not to automatically bind the Reinsurer when the amount to be ceded to the Reinsurer exceeds the binding limits according to the following table:

Automatic Binding Limit

Age	Standard – Table D	Table E - H	Table I - P

[table deleted]

The Automatic Binding Limit is $          of the first $          Automatic Issue Limit.

II.	REVISED AUTOMATIC ISSUE LIMIT

As of the effective date of this Amendment, the Automatic Issue Limit as shown in Schedule B, Reinsurance Limits is hereby revised according to the following:

Automatic Issue Limit

Age	Standard	Table A - D	Table E - H	Table I - P

[table deleted]

The Automatic Issue Limit is $         . The Ceding Company may issue policies for up to $         . The Ceding Company will retain         .

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Example: The Ceding Company issues a $             .

III.	REVISED JUMBO LIMIT

As of the effective date of this Amendment, the Jumbo Limit as shown in Schedule B, Reinsurance Limits is hereby revised according to the following:

Jumbo Limit

Age	Standard – Table D	Table E - H	Table I - P

[table deleted]

Pre-Issue Notification

As a service, the Reinsurer will              prior to policy issue based on information that is in the Reinsurer’s possession at the time of pre-issue notification. The Ceding Company acknowledges that             .

The Ceding Company will             .

IV.	All provisions of the Automatic YRT Agreement not specifically modified herein remain unchanged.

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IN WITNESS WHEREOF, all parties have executed this Amendment in duplicate as follows:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris
(Signature) Peter G. Ferris
Title: Second Vice President
Date: 7/25/11
Location: Enfield, CT

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris
(Signature) Peter G. Ferris
Title: Second Vice President
Date: 7/25/11
Location: Enfield, CT

C.M. LIFE INSURANCE COMPANY

By	/s/ Peter G Ferris
(Signature) Peter G. Ferris
Title: Second Vice President
Date: 7/25/11
Location: Enfield, CT

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker
(Signature)
Title: Vice President
Date: 7/22/2011
Location: Chesterfield, Missouri

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

Or its current subsidiaries/affiliates

(hereinafter the “Reinsurer”)

Effective August 1, 2011, the Amendment effective date, the corporate retention of the Ceding Company will be revised per the attached retention schedule.

The Reinsurer will not reinsure             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-30-11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-30-11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-30-11
Peter G. Ferris
Second Vice President & Actuary

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Retention Limits Eff. 8/1/11

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	8/17/2011
Print name: Julie A. Decker
Title:VP& Actuary

RGA REINSURANCE COMPANY

By:	/s/ Brian Sibley	Date:	8/17/2011
Print name: Brian Sibley
Title: VP & Actuary

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RETENTION LIMITS

[table deleted]

Effective 8/1/11